GLEASON CORPORATION

                                and

                  Chase Lincoln First Bank, N.A.

                           Rights Agent

                         Rights Agreement

                     Dated as of June 8, 1989

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                         TABLE OF CONTENTS


                                                             Page


Section 1.    CERTAIN DEFINITIONS*****************************  1

Section 2.    APPOINTMENT OF RIGHTS AGENT*********************  6

Section 3.    ISSUE OF RIGHT CERTIFICATES*********************  7

Section 4.    FORM OF RIGHT CERTIFICATES********************** 10

Section 5.    COUNTERSIGNATURE AND REGISTRATION*************** 12

Section 6.    TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE
                  OF RIGHT CERTIFICATES; MUTILATED,
                  DESTROYED, LOST OR STOLEN RIGHT
                  CERTIFICATES******************************** 13

Section 7.    EXERCISE OF RIGHTS; PURCHASE PRICE;
                  EXPIRATION DATE OF RIGHTS******************* 15

Section 8.    CANCELLATION AND DESTRUCTION OF RIGHT
                  CERTIFICATES******************************** 20

Section 9.    RESERVATION AND AVAILABILITY OF
                  PREFERRED SHARES**************************** 20

Section 10.   PREFERRED SHARES RECORD DATE******************** 23

Section 11.   ADJUSTMENT OF PURCHASE PRICE, NUMBER
                  AND KIND OF SHARES OR NUMBER OF RIGHTS****** 24

Section 12.   CERTIFICATE OF ADJUSTED PURCHASE PRICE OR
                  NUMBER OF SHARES**************************** 42

Section 13.   CONSOLIDATION, MERGER OR SALE OR TRANSFER
                  OF ASSETS OR EARNING POWER****************** 42

Section 14.   FRACTIONAL RIGHTS AND FRACTIONAL SHARES********* 48

Section 15.   RIGHTS OF ACTION******************************** 51

Section 16.   AGREEMENT OF RIGHT HOLDERS********************** 52

Section 17.   RIGHT CERTIFICATE HOLDER NOT DEEMED
                  A STOCKHOLDER******************************* 53

Section 18.   CONCERNING THE RIGHTS AGENT********************* 54

Section 19.   MERGER OR CONSOLIDATION OR CHANGE OF
                  NAME OF RIGHTS AGENT************************ 55


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Section 20.   DUTIES OF RIGHTS AGENT************************** 56

Section 21.   CHANGE OF RIGHTS AGENT************************** 61

Section 22.   ISSUANCE OF NEW RIGHT CERTIFICATES************** 63

Section 23.   REDEMPTION AND TERMINATION********************** 63

Section 24.   EXCHANGE**************************************** 67

Section 25.   NOTICE OF CERTAIN EVENTS************************ 70

Section 26.   NOTICES***************************************** 72

Section 27.   SUPPLEMENTS AND AMENDMENTS********************** 73

Section 28.   DETERMINATION AND ACTIONS BY THE
                  BOARD OF DIRECTORS, ETC********************* 75

Section 29.   SUCCESSORS************************************** 75

Section 30.   BENEFITS OF THIS AGREEMENT********************** 75

Section 31.   SEVERABILITY************************************ 76

Section 32.   GOVERNING LAW*********************************** 76

Section 33.   COUNTERPARTS************************************ 77

Section 34.   DESCRIPTIVE HEADINGS**************************** 77


Exhibit A -   Form of Certificate of Designations of Gleason Corporation

Exhibit B -   Form of Right Certificate

Exhibit C -   Summary of Rights to Purchase Preferred Shares


                               -ii-

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                         RIGHTS AGREEMENT



          RIGHTS AGREEMENT, dated as of June 8, 1989 (the "AGREEMENT"),

between Gleason Corporation, a Delaware corporation (the "COMPANY"), and

Chase Lincoln First Bank, N.A. (the "RIGHTS AGENT").

          The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "RIGHT") for each

Common Share (as hereinafter defined) of the Company outstanding on June

16, 1989 (the "RECORD DATE"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each

Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final

Expiration Date (as such terms are hereinafter defined).

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:



          Section 1.   CERTAIN DEFINITIONS.  For purposes of this

Agreement, the following terms have the meanings indicated:

          (a)  "ACQUIRING PERSON" shall mean any Person who or which,

together with all Affiliates and Associates of such Person, shall be the

Beneficial Owner of securities representing 20% or more of the Voting Power

(other than as a result of a Permitted Offer (as defined in Section

11(a)(ii) hereof)) or who

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                               -2-

was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of securities representing 20% or more of the Voting Power.  Notwithstanding the foregoing, the term "Acquiring Person" shall not include (i) the Company,

(ii) any Subsidiary of the Company, (iii) any employee benefit plan of the

Company or of any Subsidiary of the Company or (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

          (b)  "ACT" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

          (c)  "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and

Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

          (d)  A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

               (i)  which such Person or any of such Person's Affiliates or

Associates beneficially owns, directly or indirectly;

               (ii)  which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public
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                               -3-

offering of securities), or upon the exercise of conversion rights,

exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the

Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such

Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on

Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii)  which are beneficially owned, directly or indirectly,

by any other Person (or any Affiliate or Associate thereof) with which such

Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona
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                               -4-

fide public offering of securities) for the purpose of acquiring, holding,

voting (except to the extent contemplated by the proviso to

Section 1(d)(ii)(B)) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial

Ownership to the contrary, the phrase "THEN OUTSTANDING," when used with reference to a Person's Beneficial Ownership of securities of the Company,

shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (e)  "BUSINESS DAY" shall mean any day other than a Saturday,

Sunday or federal holiday.

          (f)  "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M.,

New York time, on such date; PROVIDED, HOWEVER, that if such date is not a

Business Day it shall mean 5:00 P.M., New York time, on the next succeeding

Business Day.

          (g)  "COMMON SHARES" when used with reference to the Company shall mean the shares of common stock, par value $1 per share, of the

Company.  "COMMON SHARES" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a

Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

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                               -5-

          (h)  "DISTRIBUTION DATE" shall have the meaning set forth in

Section 3 hereof.

          (i)  "FINAL EXPIRATION DATE" shall have the meaning set forth in

Section 7 hereof.

          (j)  "INTERESTED PERSON" with respect to a Transaction shall mean

(x) any Person who (i) is or will become an Acquiring Person if the

Transaction were to be consummated, and (ii) directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction, or (y) an Affiliate or

Associate of such a Person.

          (k)  "PERSON" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (l)  "PREFERRED SHARES" Shall mean shares of Series A Junior

Participating Preferred Stock, par value $1 per share, of the Company having the rights and preferences set forth in the Form of Certificate of

Designations attached to this Agreement as Exhibit A.

          (m)  "REDEMPTION DATE" shall have the meaning set forth in

Section 7 hereof.

          (n)  "SECTION 11(A)(II) EVENT" shall mean any event described in

Section 11(a)(ii) hereof.

          (o)  "SECTION 13 EVENT" shall mean any event described in

clauses (x), (y) or (z) of Section 13(a) hereof.

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                               -6-

          (p)  "SHARES ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include,

without limitation, a report filed pursuant to the Exchange Act) by the

Company or an Acquiring Person that an Acquiring Person has become such.

          (q)  "SUBSIDIARY" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such

Person.

          (r)  "TRANSACTION" shall mean any merger, consolidation or sale of assets described in Section 13(a) hereof or any acquisition of Common

Shares of the Company which would result in a Person becoming an Acquiring

Person.

          (s)  "TRIGGERING EVENT" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

          (t)  "VOTING POWER" shall mean the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.



          Section 2.   APPOINTMENT OF RIGHTS AGENT.  The Company hereby

appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the

Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.

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                               -7-

The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.



          Section 3.   ISSUE OF RIGHT CERTIFICATES.  (a) Until the earlier

of (i) the Shares Acquisition Date or (ii) the close of business on the tenth day (or such later date as may be determined by action of the

Company's Board of Directors) after the date of the commencement by any

Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any

Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any

Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five

Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring

Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights),

the earlier of such dates being herein referred to as the "DISTRIBUTION

DATE", (x) the Rights will be evidenced (subject to the provisions of

Section 3(b) hereof) by the certificates for Common Shares

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                               -8-

registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right

Certificates, and (y) the right to receive Right Certificates will be transferrable only in connection with the transfer of the underlying Common

Shares (including a transfer to the Company).  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights

Agent will countersign, and the Company will send or cause to be sent by first-class, insured, postage-prepaid mail, to each record holder of Common

Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "RIGHT CERTIFICATE"),

evidencing one Right for each Common Share so held.  As of and after the

Distribution Date, the Rights will be evidenced solely by such Right

Certificates.

          (b)  As promptly as practicable following the Record Date, the

Company will send a copy of a Summary of Rights to Purchase Preferred

Shares, in substantially the form of Exhibit C hereto (the "SUMMARY OF

RIGHTS"), by first-class, postage-prepaid mail, to each record holder of

Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.  With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof

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                               -9-

together with a copy of the Summary of Rights attached thereto.  Until the

Distribution Date (or the earlier of the Redemption Date or the Final

Expiration Date), the surrender for transfer of any certificate for Common

Shares outstanding on the Record Date, with or without a copy of the

Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such Common Shares.

          (c)  Certificates for Common Shares which become outstanding

(including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final

Expiration Date shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Gleason Corporation and Chase Lincoln First Bank, N.A., dated as of June 8, 1989 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Gleason Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Gleason Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common

Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4.   FORM OF RIGHT CERTIFICATES.  (a) The Right

Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a

Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "PURCHASE

PRICE"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

               (b)  Any Right Certificate issued pursuant to Section 3(a)

or Section 22 hereof that represents Rights beneficially owned by:  (i) an

Acquiring Person or any Associate or Affiliate of an Acquiring Person,

(ii) a transferee of an Acquiring Person (or of any such Associate or

Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such

Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the

Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement,

arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange,

replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an

          Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby shall become null and void in the circumstances specified in Section 7(e) of such Agreement.


Provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Right

Certificate.



          Section 5.   COUNTERSIGNATURE AND REGISTRATION.  The Right

Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice

Presidents, or its Treasurer, either manually or by facsimile signature,

shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the

Company, either manually or by facsimile signature.  The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the

Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right

Certificate, shall be a proper officer of the Company to sign such Right

Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of such Right Certificate or transfer,

books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.



          Section 6.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF

RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT

CERTIFICATES.  Subject to the provisions of Section 4(b), Section 7(e) and

Section 14 hereof, at any time after the close of business on the

Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate

or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a

Preferred Share (or, following a Triggering

Event, other securities, cash or other assets, as the case may be) as the

Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any

Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or

Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former

Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.  Thereupon the Rights Agent shall, subject to

Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates,

as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right

Certificates.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and,

at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the

Rights Agent and cancellation of the Right Certificate if mutilated, the

Company will make and deliver a new Right Certificate of like tenor to the

Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.



          Section 7.   EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE

OF RIGHTS.  (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the

Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the

Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one-hundredths of a

Preferred Share (or other securities, cash or assets, as the case may be)

as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the close of
business on June 15, 1999 (the "FINAL EXPIRATION DATE"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the

"REDEMPTION DATE").

          (b)  The Purchase Price for each one-hundredth of a Preferred

Share pursuant to the exercise of a Right shall initially be $45, shall be subject to adjustment from time to time as provided in Sections 11 and

13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c)  Upon receipt of a Right Certificate representing exercisable

Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares (or other securities, cash or assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the

Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of

Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the

Preferred Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in
which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with

Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.  In the event that the Company is obligated to issue other securities (including Common Shares) of the

Company, pay cash and/or distribute other property pursuant to

Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Right

Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right

Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such

Right Certificate were so exercised, the Rights Agent shall indicate on the

Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

          (d)  In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right

Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued, or an appropriate notation shall be put on the

Right Certificate with respect to those Rights exercised, by the Rights

Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e)  Notwithstanding anything in this Agreement to the contrary,

from and after the first occurrence of a Section 11(a)(ii) Event, any

Rights beneficially owned by (i) an Acquiring Person or an Associate or

Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person

(or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring

Person (or of any Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the

Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this

Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such

Rights, whether under any provision of this Agreement or otherwise.  The

Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an

Acquiring Person or its Affiliates, Associates or transferees hereunder.

               (f)  Notwithstanding anything in this Agreement to the

contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former

Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

All Right Certificates surrendered for the purpose of exercise, transfer,

split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights

Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other

Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right

Certificates to the Company, or shall, at the written request of the

Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of  destruction thereof to the Company.



          Section 9.  RESERVATION AND AVAILABILITY OF PREFERRED SHARES.

The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, or any authorized and issued Preferred Shares held in its treasury, the number of

Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of an event specified in

Section 11, shall so reserve and keep available a sufficient number of

Preferred Shares (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

          So long as the Preferred Shares (and, after the occurrence of an event specified in Section 11, Common Shares and/or any other securities)

issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common

Shares and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

          The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right

Certificates or of any Preferred Shares (or Common Shares and/or other securities and/or other property, as the case may be) upon the exercise of

Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right

Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common

Shares and/or other securities and/or other property, as the case may be)

in a name other than that of, the registered holder of the Right

Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or

Common Shares and/or other securities and/or other property, as the case may be) upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

          The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the

Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by

Section 11(a)(ii).  The Company will also take such action as may be appropriate under the blue sky laws of the various states.

          Section 10.  PREFERRED SHARES RECORD DATE.  Each person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the

Preferred Shares (or Common Shares and/or other securities, as the case may

be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that, if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding

Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open.

Prior to the exercise of the Rights evidenced thereby, the holder of a

Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the

Company, except as provided herein.

          Section 11.  ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF

SHARES OR NUMBER OF RIGHTS.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)  (i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred

Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the

Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii),

the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to

Section 11(a)(ii).

               (ii)  Subject to Section 24 of this Agreement, in the event any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company,

or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its

Affiliates and Associates, shall become an Acquiring Person (except pursuant to a tender or exchange offer which is not made by an Interested

Person and which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of

Directors who are not officers of the Company and who are not Acquiring

Persons or Affiliates, Associates, nominees or representatives of an

Acquiring Person, to be fair to stockholders (taking into account all factors that such Directors deem relevant including, without limitation,

prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders (other than the Person or an Affiliate or Associate thereof on whose behalf the offer is being made) (a "Permitted Offer")), then proper provision shall be made so that each holder of a Right (except as provided below and in

Section 7(e) hereof) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at a price equal to the then current

Purchase Price multiplied by the number of one one-hundredths of a

Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of

Common Shares of the Company as shall equal the result obtained by

(x) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d)

hereof) on the date of such first occurrence (such number of shares being referred to as the "ADJUSTMENT SHARES").

               (iii)  In lieu of issuing Common Shares in accordance with

Section 11(a)(ii), if the Board of Directors of the Company determines that the action described below in this

Section 11(a)(iii) is necessary or appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person and any

Affiliate or Associate of such Person), the Company may:  (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over (2) the Purchase Price (such excess being referred to as the "SPREAD"), and (B) with respect to each Right,

make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the

Purchase Price (but in no event less than the par value per share), (3)

Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common

Shares (such shares of preferred stock being referred to as "COMMON STOCK

EQUIVALENTS")), (4) debt securities of the Company, (5) other assets, or

(6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the

Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; PROVIDED, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30)

days following the Shares Acquisition Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring
payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, common stock equivalents, which shares and/or common stock equivalents have an aggregate value equal to the Spread.  If the

Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Shares Acquisition Date, in order that the

Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to as the "SUBSTITUTION PERIOD").  To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to

Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall notify the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, and shall notify the Rights Agent and issue an appropriate public announcement at such time as the suspension is no longer in effect stating such. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the

Shares Acquisition Date and the value of any "common stock equivalent"

shall be deemed to have the same value as the Common Shares on such date.

          (b)  In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of

Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares

(or shares having the same rights, privileges and preferences as the

Preferred Shares ("EQUIVALENT PREFERRED SHARES")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per

Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the

Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price,

and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred

Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash,

the value of such consideration shall be determined in good faith by the

Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c)  In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in

Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to

Section 11(d) hereof) of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

Purchase Price which would then be in effect if such record date had not been fixed.

          (d)  (i)  For the purpose of any computation hereunder, the

"CURRENT PER SHARE MARKET PRICE" of any security (a "SECURITY" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined)

immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such

Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision,

combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

Exchange or, if the Security is not listed or admitted to trading on the

New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of

Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

Security selected by the Board of Directors of the Company.

If on any such date no such market maker is making a market in the

Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Company shall be used.  The term

"TRADING DAY" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii)  For the purpose of any computation hereunder, the

"CURRENT PER SHARE MARKET PRICE" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the

Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.  If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company,

whose determination shall be described in a statement filed with the Rights

Agent and shall be binding on the Rights Agent.

          (e)  Anything herein to the contrary notwithstanding, no

adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price;

PROVIDED, HOWEVER, that any adjustments which by reason of this

Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this

Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the

Final Expiration Date.

          (f)  If as a result of an adjustment made pursuant to Section

11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of

Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the  adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price,

that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying

(x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and

(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i)  The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the

Purchase Price is adjusted or any day thereafter, but, if the Right

Certificates have been issued,
shall be at least ten (10) days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall,

as promptly as practicable, cause to be distributed to holders of record of

Right Certificates on such record date Right Certificates evidencing,

subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the

Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right

Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j)  Irrespective of any adjustment or change in the Purchase

Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a Preferred Share, Common Shares or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one one-hundredths of a Preferred Share, Common

Shares or other securities at such adjusted Purchase Price.  If upon any exercise of the Rights, a holder is to receive a combination of Common

Shares and common share equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a Common Share of the Company, shall be allocated as the payment for each Common Share of the Company so received.

          (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the

Preferred Shares and other capital stock or securities of the Company, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill
or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m)  Anything in this Section 11 to the contrary notwithstanding,

the Company shall be entitled to make such reductions in the Purchase

Price, in addition to those adjustments expressly required by this

Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of

Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this

Section 11, hereafter made by the Company to holders of its Preferred

Shares shall not be taxable to such stockholders.

          (n)  The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person

(other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with

Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of

Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

          (o)  The Company covenants and agrees that, after the Shares

Acquisition Date, it will not, except as permitted by Section 23 or

Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p)  Anything in this Agreement to the contrary notwithstanding,

in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision,

combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common

Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each

Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          (q)  The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.



          Section 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF

SHARES.  Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and

(c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.



          Section 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS

OR EARNING POWER.  (a) In the event that, following the Shares Acquisition

Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting

Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current

Purchase Price multiplied by the number of one one-hundredths of a

Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or
other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a

Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to

Section 11(d) hereof) on the date of consummation of such Section 13 Event;

(ii) such Principal Party shall thereafter be liable for, and shall assume,

by virtue of such Section 13 Event, all the obligations and duties of the

Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13

Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common

Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common

Shares thereafter deliverable upon the exercise of the Rights.

          (b)  "PRINCIPAL PARTY" shall mean

               (i)  in the case of any transaction described in clause (x)

or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common

Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and

               (ii)  in the case of any transaction described in clause (z)

of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; PROVIDED, HOWEVER, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned,

directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a

"Subsidiary" of both or all of
such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c)  The Company shall not consummate any such consolidation,

merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will

               (i)  prepare and file a registration statement under the

Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the

Final Expiration Date;

               (ii)  use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the

Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

               (iii)  deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the

Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  The rights under this Section 13 shall be in addition to the rights to exercise

Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

          (d)  Notwithstanding anything in this Agreement to the contrary,

Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if:  (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender or exchange offer for all outstanding Common Shares which complies with the exception contained in Section 11(a)(ii) hereof (or a wholly owned

Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender or exchange offer; and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.



          Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.  (a) The

Company shall not be required to issue fractions of Rights or to distribute

Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the

Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this

Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

The closing price for any day shall be the last sale price, regular way,

or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or,

if the Rights are not listed or admitted to trading on the New York Stock

Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of

Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b)  The Company shall not be required to issue fractions of

Preferred Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional

Preferred Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a

Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the

Company and a depositary selected by it; PROVIDED, that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such

Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.  For the purposes of this Section 14(b), the current market value of a Preferred

Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c)  Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common

Shares, common share equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Shares, common share equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Common Shares,

common share equivalents or other securities.  In lieu of fractional shares or units of such Common Shares, common share equivalents or other securities, the Company may pay to the registered holders of Right

Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Shares, common share equivalent or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the

Trading Day immediately prior to the date of such exercise and, if such common share equivalent is not traded, each such common share equivalent shall have the value of one one-hundredth of a Preferred Share.

          (d)  The holder of a Right by the acceptance of the Right

expressly waives his right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above).



          Section 15.  RIGHTS OF ACTION.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right

Certificate (or, prior to the Distribution Date, of the Common Shares),

without the consent of the Rights Agent or of the holder of any other Right

Certificate (or, prior to the Distribution Date, of the Common Shares),

may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce,

or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it
is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any

Person subject to, this Agreement.



          Section 16.  AGREEMENT OF RIGHT HOLDERS.  Every holder of a

Right, by accepting the same, consents and agrees with the Company and the

Rights Agent and with every other holder of a Right that:

          (a)  prior to the Distribution Date, the Rights will be

transferable only in connection with the transfer of the Common Shares;

          (b)  after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

          (c)  subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right

Certificate (or, prior to the Distribution Date, the associated Common

Shares certificate) is registered as the absolute owner thereof and of the

Rights evidenced thereby (notwithstanding any notations of ownership or writing on the

Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

          (d)  notwithstanding anything in this Agreement to the contrary,

neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this

Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.



          Section 17.  RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

No holder, as such, of any Right Certificate shall be entitled to vote,

receive dividends or be deemed for any purpose the holder of the Preferred

Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right

Certificate shall have been exercised in accordance with the provisions hereof.



          Section 18.  CONCERNING THE RIGHTS AGENT.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability,

or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights

Agent in connection with the acceptance and administration of this

Agreement, including the costs and expenses of defending against any claim of liability in the premises.  The indemnity provided for herein shall survive
the expiration of the Rights and the termination of this Agreement.

          The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any

Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney,

endorsement, affidavit, letter, notice, direction, consent, certificate,

statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.



          Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS

AGENT.  Any corporation into which the Rights Agent or any successor Rights

Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights

Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent,

shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time
such successor Rights Agent shall succeed to the agency created by this

Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right

Certificates so countersigned; and in case at that time any of the Right

Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the

Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right

Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.



          Section 20.  DUTIES OF RIGHTS AGENT.  The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a)  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b)  Whenever in the performance of its duties under this

Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring

Person and the determination of the current market price of any Security)

be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice

President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the

Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the

Company only.

          (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of

Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred

Shares or Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f)  The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the

President, any Vice President, the Secretary or the Treasurer of the

Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights

Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective.  The Rights

Agent shall not be liable for any action taken by, or omission of, the

Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such
application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken or omitted.

          (h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j)  No provision of this Agreement shall require the Rights

Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to

it.

          (k)  If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.



          Section 21.  CHANGE OF RIGHTS AGENT.  The Rights Agent or any

successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the

Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right

Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon sixty (60) days' notice in writing,

mailed to the Rights Agent or successor Rights Agent, as the case may be,

and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within
a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right

Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right

Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the

State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of

New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as

Rights Agent a combined capital and surplus of at least $100,000,000.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor

Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or

Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.



          Section 22.  ISSUANCE OF NEW RIGHT CERTIFICATES.  Notwithstanding

any of the provisions of this Agreement or of the Rights to the contrary,

the Company may, at its option, issue new Right Certificates evidencing

Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right

Certificates made in accordance with the provisions of this Agreement.



          Section 23.  REDEMPTION AND TERMINATION.

          (a)  (i)  The Board of Directors of the Company may, at its

option, at any time prior to the earlier of (x) the time that any person becomes an Acquiring Person, or (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of

$.01 per Right, as such amount may be appropriately adjusted to reflect any stock
split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the

"REDEMPTION PRICE") and the Company may, at its option, pay the Redemption

Price either in Common Shares (based on the "current per share market price," as defined in Section 11(d) hereof, of the Common Shares at the time of redemption) or cash; provided that if the Company elects to pay the

Redemption Price in Common Shares, the Company shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.

               (ii) In addition, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the

Redemption Price following the occurrence of a Shares Acquisition Date but prior to any event described in Section 13(a) either (x) in connection with any event specified in Section 13(a) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common

Shares being treated like all other such holders) an Acquiring Person or an

Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or such Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate, or (y) following the occurrence of an event set forth in, and the expiration of any period during which the holder of

Rights may exercise the rights under, Section 11(a)(ii) if and for as long as the Acquiring Person is not thereafter the Beneficial Owner of securities representing 10% or more of the outstanding shares of the Voting

Power, and at the time of redemption there are not other persons who are

Acquiring Persons.

          (b)  Notwithstanding the provisions of Section 23(a), in the event that a majority of the Board of Directors of the Company is comprised of persons elected at a meeting of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting, then

(i) the Rights shall not be redeemed for a period of 180 days following the effectiveness of such election if such redemption is reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested

Person and (ii) the Rights shall not be redeemed if (x) during such 180 day period, the Company enters into any agreement, arrangement or understanding with any Interested Person which is reasonably likely to have the purpose or effect of facilitating a Transaction with any Interested Person and (y)

such redemption is reasonably likely to have the purpose or effect of facilitating a Transaction with any Interested Person.

          (c)  In the case of a redemption permitted under Section

23(a)(i), immediately upon the date set forth in a resolution of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without
any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the

Redemption Price for each Right so held.  In the case of a redemption permitted only under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after expiration of any period during which the rights under Section

11(a)(ii) may be exercised.  The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten (10) days after such date set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the

Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given,

whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption

Price will be made.  Neither the Company nor any of its Affiliates or

Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24
hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

          (d)  The Company may, at its option, discharge all of its

obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this

Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date,

on the registry books of the Transfer Agent of the Common Shares, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.



          Section 24.  EXCHANGE.  (a)  The Board of Directors of the

Company may, at its option, at any time prior to any Shares Acquisition

Date (or such later date as the Board of Directors of the Company may determine provided that such determination is made prior to any Shares

Acquisition Date) determine to exchange all or part of the Rights which are outstanding and become exercisable upon such Shares Acquisition Date for

Common Shares at an exchange ratio of one Common Share per Right,

appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"), PROVIDED, however,

that the Board of Directors may not authorize an exchange in connection with a Transaction with an Interested Person.

          (b)  Immediately upon the action of the Board of Directors of the

Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice,

the right to exercise such Rights pursuant to Section 11(a)(ii) hereof upon such Shares Acquisition Date shall become null and void and the only right thereafter under Section 11(a)(ii) of a holder of such Rights upon the occurrence of such Shares Acquisition Date shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange and file a certificate with the Rights Agent to that effect; PROVIDED, HOWEVER, that the failure to give, or any defect in,

such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected.

          (c)  In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in

Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one

Common Share.

          (d)  In the event that (i) the Company elects to make the

exchange contemplated by this Section 24, (ii) a Shares Acquisition Date occurs and (iii) there shall not be sufficient Common Shares or Preferred

Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the

Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.

          (e)  The Company shall not be required to issue fractions of

Common Shares or to distribute certificates which evidence fractional

Common Shares.  In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole

Common Share.  For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the last three sentences of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.



          Section 25.  NOTICE OF CERTAIN EVENTS.  (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regularly quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options,

(iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred

Shares), (iv) to effect any consolidation or merger into or with any other

Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with

Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of
the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible and file a certificate with the

Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred

Shares, whichever shall be the earlier.

          (b)  In case of a Section 11(a)(ii) Event, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right

Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii)

hereof, and (ii) all references in the preceding paragraph (a) to Preferred

Shares
shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.



          Section 26.  NOTICES.  Notices or demands authorized by this

Agreement to be given or made by the Rights Agent or by the holder of any

Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Gleason Corporation
               30 Corporate Woods
               Rochester, New York  14692
               Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid,

addressed (until another address is filed in writing with the Company) as follows:

               Chase Lincoln First Bank, N.A.
               Corporate Agency Department
               Seneca Building, 5th Floor
               20 S. Clinton Avenue
               Rochester, New York  14604
               Attention:  John N. Hamling
                           Assistant Vice President

Notices or demands authorized by this Agreement to be given or made by the

Company or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing

Common Shares shall be sufficiently given or made if sent by first-class mail, postage
prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.



          Section 27.  SUPPLEMENTS AND AMENDMENTS.  Prior to the

Distribution Date, and subject to the penultimate sentence of this paragraph, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares.  From and after the Distribution Date and subject to the penultimate sentence of this paragraph, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or

Associate of an Acquiring Person); PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights

Agent under Section 18 or Section 20 of this Agreement.  Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the number of

Preferred Shares or Common Shares for which a Right is exercisable.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

          Notwithstanding anything contained in this Rights Agreement to the contrary, in the event that a majority of the Board of Directors of the

Company is comprised of persons elected at a meeting of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting, then for a period of 180 days following the effectiveness of such action this Rights Agreement shall not be amended or supplemented in any manner reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

          Section 28.  DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS,

ETC.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including,

without limitation the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the

Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the

Rights Agent, the holders of the Right Certificates and all other parties,

and (y) not subject the Board to any liability to the holders of the Right

Certificates.



          Section 29.  SUCCESSORS.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.



          Section 30.  BENEFITS OF THIS AGREEMENT.  Nothing in this

Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the

Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the

Common Shares).



          Section 31.  SEVERABILITY.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this

Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.



          Section 32.  GOVERNING LAW.  This Agreement, each Right and each

Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.



          Section 33.  COUNTERPARTS.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



          Section 34.  DESCRIPTIVE HEADINGS.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.



                                   GLEASON CORPORATION

Attest:


By /s/ Ralph E. Harper             By /s/ James S. Gleason
Name: Ralph E. Harper              Name: James S. Gleason
Title: Assistant Secretary         Title:  President



                                   CHASE LINCOLN FIRST BANK, N.A.



Attest:

By Paul A. Simon                   By /s/ Richard C. Boesel
Name: Paul A. Simon                Name: Richard C. Boesel
Title: Vice President              Title: Vice President

                             EXHIBIT A



                        GLEASON CORPORATION

            CERTIFICATE OF DESIGNATION, PREFERENCES AND
              RIGHTS OF SERIES A JUNIOR PARTICIPATING
                          PREFERRED STOCK

                     PAR VALUE $1.00 PER SHARE


              Pursuant to Title 8, Section 151 of the
           General Corporation Law of the State Delaware

          We, James S. Gleason, Chairman of the Board, and Ralph E. Harper, Assistant Secretary, of Gleason Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on June 6, 1989, adopted the following resolution creating a series of 87,500 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," the number of shares constituting such series shall be 87,500 and the par value of such series shall be $1.00 per share.

          Section 2.  DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "COMMON STOCK") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 6, 1989 (the "RIGHTS DECLARATION DATE") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Except as provided in paragraph C of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) Notwithstanding the provisions of paragraphs A and B of this Section 3, if, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Junior Participating Preferred Stock shall exist, the holders of the Series A Junior Participating Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised at any meeting of stockholders for the election of directors until all such accrued dividends (referred to above) shall have been paid in full.

               (ii) The right of the holders of Series A Junior Participating Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Junior Participating Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as "VOTING PREFERRED STOCK."

               (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "PREFERRED DIRECTOR." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class
(i) at a meeting of the stockholders, or (ii) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the By-laws of the Corporation, or (iii) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

               (iv) So long as a default in any preference dividends on the Series A Junior Participating Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (i) no default in preference dividends on the Series A Junior Participating Preferred Stock shall exist and
(ii) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

               (v) For purposes hereof, a "DEFAULT IN PREFERENCE DIVIDENDS" on the Series A Junior Participating Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends on the Series A Junior Participating Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of the Series A Junior Participating Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

          (A) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to liquidation, dissolution or winding up rights, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "SERIES A LIQUIDATION PREFERENCE"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "COMMON ADJUSTMENT") equal to the quotient obtained by dividing (i) the

Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "ADJUSTMENT NUMBER"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of
perjury this       day of June, 1989.


                                          James S. Gleason
                                        Chairman of the Board


Attest:



   Ralph E. Harper
  Assistant Secretary

                                                        EXHIBIT B


                     Form of Right Certificate


Certificate No. R-                                  ______ Rights


          NOT EXERCISABLE AFTER JUNE 15, 1999 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                         Right Certificate

                        GLEASON CORPORATION

          This certifies that ____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 8, 1989 (the "RIGHTS AGREEMENT"), between Gleason Corporation, a Delaware corporation (the "COMPANY"), and Chase Lincoln First Bank, N.A. (the "RIGHTS AGENT"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on June 15, 1999 at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1 per share (the "Preferred Shares"), of the Company, at a purchase price of $45 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of 1 19 based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Right Certificate is subject to all of the terms, provision and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the principal office or offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $1 per share.

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, 19__.

[SEAL]
ATTEST:                            GLEASON CORPORATION


_________________________          By
Name:                                Name:
Title:                               Title:


Countersigned:

CHASE LINCOLN FIRST BANK, N.A.


By_______________________
    Authorized Signature
    Name:

             Form of Reverse Side of Right Certificate


                        FORM OF ASSIGNMENT


         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto _________________
___________________________________________________________
           (Please print name and address of transferee)
___________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate books of the within-named Company, with full power of substitution.


Dated: __________, 19__



                                   Signature


Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

----------------------------------------------------------------

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Right Agreement).


                                   Signature

----------------------------------------------------------------

                   FORM OF ELECTION TO PURCHASE

               (To be executed if holder desires to
      exercise Rights represented by the Right Certificate.)


To ______________, INC.

          The undersigned hereby irrevocably elects to exercise
____________________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other indentifying number


                  (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other indentifying number


                  (Please print name and address)



Dated:  ____________, 19__



                                   Signature


Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

----------------------------------------------------------------

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                   Signature

 -----------------------------------------------------------------


                              NOTICE


          The signature on the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                        EXHIBIT C


                   SUMMARY OF RIGHTS TO PURCHASE
                         PREFERRED SHARES


          On June 6, 1989, the Board of Directors of Gleason Corporation (the "COMPANY") declared a dividend distribution of one preferred share purchase right (a "RIGHT") for each outstanding share of common stock, par value $1 per share (the "COMMON SHARES"), of the Company. The dividend is payable to the stockholders of record on June 16, 1989 (the "RECORD DATE"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1 per share (the "PREFERRED SHARES"), of the Company at a price of $45 per one one-hundredth of a Preferred Share (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between the Company and Chase Lincoln First Bank, N.A., as Rights Agent (the "RIGHTS AGENT"), dated as of June 8, 1989.

          Initially, the Rights will be attached to all Common Share certificates representing shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earlier to occur of (i) a person or group of affiliated or associated persons (an "ACQUIRING PERSON") having acquired beneficial ownership of 20% or more of the outstanding Common Shares (the "SHARES ACQUISITION DATE") (except pursuant to an offer which is not made by an Interested Person (as hereinafter defined) and which is for all the outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be fair and in the best interests of its stockholders other than such person, its affiliates and associates) or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares (the earlier of such dates being called the "DISTRIBUTION DATE").

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHT CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 15, 1999 unless earlier redeemed by the Company as described below.

          In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is not made by an Interested Person (as hereinafter defined) and which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be fair and in the best interests of the Company and its stockholders, other than such Acquiring Person, its affiliates and associates (a "PERMITTED OFFER")), each holder of a Right will thereafter have the right (the "SUBSCRIPTION RIGHT") to receive upon exercise the number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company or a reduction in the purchase price) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. The Board of Directors of the Company, however, may determine to issue, without payment of the Purchase Price and upon surrender of the Subscription Right, Common Shares and/or securities having an economic value equivalent to the Common Shares, which have an aggregate value equal to the market value of the Common Shares issuable upon the exercise of the Subscription Right less the Purchase Price. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

          In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all the Company's voting power immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The holder of a right will continue to have the right described in this paragraph whether or not such holder exercises or surrenders the Subscription Right.

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share; thereafter, and after the holders of the Common Shares receive a liquidation payment of $1 per share, the holders of the Preferred Shares and the holders of the Common Shares will share the remaining assets in the ratio of 100 to 1 (as adjusted) for each Preferred Share and Common Share so held, respectively. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share, but, if greater, will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares and the Preferred Shares as above described until all accrued dividends on the Preferred Shares have been paid through the last quarterly dividend payment date. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

          At any time prior to the date a person becomes an Acquiring Person (or such later date as the Board of Directors of the Company may determine provided that such determination is made prior to any Shares Acquisition Date), the Board of Directors of the Company may, at its option, determine that following a Shares Acquisition Date the Rights (other than those held by an Acquiring Person) will be exchanged, in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment), such exchange to be in lieu of the Subscription Right.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

          At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") or, at the Company's option, for Common Shares, which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may following the Shares Acquisition Date redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is (i) in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person or any person who was an Acquiring Person or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as no person beneficially owns securities representing 10% or more of the voting power of the Company's voting securities. However, in the event that a majority of the board is comprised of persons elected at a meeting who were not nominated by the directors in office immediately prior to such meeting, then (x) the Rights may not be redeemed for 180 days after such election if such redemption is reasonably likely to have the purpose of facilitating certain business combination transactions with the person nominating such newly elected directors (an "INTERESTED PERSON") and (y) the Rights may not be redeemed if during the 180 day period the Company enters into any agreement reasonably likely to facilitate a transaction with an Interested Person and the redemption is reasonably likely to facilitate such a transaction. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement; however, in the event that a majority of the Board of Directors of the Company is comprised of persons elected at a meeting of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting, then for a period of 180 days following the effectiveness of such action the Rights Agreement may not be amended or supplemented in any manner reasonably likely to have the purpose or effect of facilitating certain business combination transactions with an Interested Person.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form B-A dated 1989. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety to reference to the Rights Agreement, which is hereby incorporated herein by reference.

                AMENDMENT NQ. 1 TO RIGHTS AGREEMENT

          Amendment No. 1, dated as of February 26, 1990, to the Rights Agreement (the "Rights Agreement"), dated as of June 8, 1989, between Gleason Corporation (the "Company") and Chase Lincoln First Bank, N.A. (the "Rights Agent").
          The Company and the Rights Agent desire to amend the Rights Agreement pursuant to Section 27 thereof.
          Accordingly, the parties hereto agree as follows:
          1. DEFINITIONS: Each capitalized term defined in the Rights Agreement shall have the same meaning in this Amendment No. 1 as in the Rights Agreement, unless otherwise provided herein.
          2.   AMENDMENTS
               2.1 Section l(a) of the Rights Agreement is amended by deleting "20%" each time it appears in Section l(a) and replacing it with "15%".
               2.2 Section 1(a) of the Rights Agreement is also amended by adding the following to the end of the last sentence thereof:
               "(the Persons described in clauses (i) through (iv) are collectively referred to as the "Company Persons"), and any securities of the Company beneficially owned by any Company Person shall not be aggregated with the securities of the Company otherwise beneficially owned by any other Person for the purpose of determining whether such other Person is an Acquiring Person."

               2.3  Section 1(d) of the Rights Agreement is amended by

adding the following sentence to the end of the last paragraph thereof:

               "Notwithstanding anything in this definition of Beneficial Ownership to the contrary, a Person who is a trustee, director, officer or other fiduciary of any Company Person shall not be deemed to be the Beneficial owner of any securities of the Company beneficially owned by any such Company Person."

               2.4  Section 3(c) of the Rights Agreement is hereby amended by modifying the fifth line of the legend therein to read in its entirety as follows:

               ", as amended by Amendment No. 1, dated as of February 26, 1990 (as amended, the "Rights Agreement"), the terms of which are"

               2.5  Exhibit B to the Rights Agreement is hereby amended by modifying the fifth line of the first paragraph of text to read in its entirety as follows:

               "Agreement, dated as of June 8, 1989, as amended by Amendment No. 1, dated as of February 26, 1990 (as amended, the "Rights Agreement"),"

               2.6   Exhibit C to the Rights Agreement is hereby amended by

deleting the final sentence of the first paragraph and inserting in its place the following:

               "The description and terms of the Rights are set forth in a Rights Agreement between the Company and Chase Lincoln First Bank, N.A., as Rights Agent (the "Rights Agent"), dated as of June 8, 1989, as amended by Amendment No. 1, dated as of February 26, 1990 (as amended, the "Rights Agreement")."

               2.7  Exhibit C to the Rights Agreement is amended by

deleting "20%" from the second paragraph each time it appears and replacing it with "15%".

               2.8  Section 13(c) of the Rights Agreement is amended by

modifying the second sentence of the last paragraph thereof to read in its entirety as follows:

               "The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under
               Section 11(a)(ii) and 11(a)(iii) and shall survive any exercise thereof."

          3.   RIGHTS AGREEMENT.  Except as amended hereby, the Rights

Agreement shall remain in full force and effect.

          4.   GOVERNING LAW.  This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed and construed in
accordance with the laws of such state applicable to contracts to be made and to be performed entirely within such state.

          5.   COUNTERPARTS.  This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          6.   DESCRIPTIVE HEADINGS.  Descriptive headings of this

Amendment No. 1 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment

No. 1 to be duly executed and attested, all as of the date and year first above written.



ATTEST:                            GLEASON CORPORATION


By:/S/ RALPH E. HARPER        By: /S/ JAMES S. GLEASON
   Name:  Ralph E. Harper             Name:  James S. Gleason
   Title:  Secretary                  Title:  Chairman and President




ATTEST:                            CHASE LINCOLN FIRST BANK, N.A.


By: /S/ PAUL A. SIMON         By: /S/ JOHN N. HAWLING
   Name:  Paul A. Simon               Name:  John N. Hawling
   Title:  Vice President             Title:  Assistant Vice President

                  AMENDMENT NO. 2 TO RIGHTS AGREEMENT


   Amendment No. 2, dated as of December 18, 1991, between Gleason Corporation

(the "Company") and American Stock Transfer & Trust Company, as successor

Rights Agent (the "Rights Agent"), to the Rights Agreement dated as of June 8,

1989, between the Company and Chase Lincoln First Bank, N.A., as original

Rights Agent, as heretofore amended by Amendment No. 1 dated as of February 26,

1990 ("Amendment No. 1") (as so amended, the "Rights Agreement").

   The Company and the Rights Agent desire pursuant to Section 27 of the Rights

Agreement to further amend the Rights Agreement.

   Accordingly, the parties hereto agree as follows:

   1.     DEFINITIONS:  Each capitalized term defined in the Rights Agreement shall have the same meaning in this Amendment No. 2 as in the Rights Agreement unless otherwise provided herein.

   2.     AMENDMENTS

          2.1  Section 1(c) of the Rights Agreement is amended by adding thereto the following sentence:

          "Notwithstanding anything in this definition of Affiliate and Associate to the contrary, Gleason Memorial Fund, Inc. shall not be considered an Affiliate or Associate of any of its directors or officers, and no director or officer of Gleason Memorial Fund, Inc. shall be considered an Affiliate or Associate of it."

          2.2  Section 1(d) of the Rights Agreement is amended by adding thereto the following paragraph:

               Notwithstanding anything in this definition of Beneficial Ownership to the contrary, no director or officer of Gleason Memorial Fund, Inc. shall be deemed the Beneficial Owner of or to beneficially own any securities beneficially owned by Gleason Memorial Fund, Inc.

          2.3  Section 3(c) of the Rights Agreement is amended by deleting the language added thereto by Amendment No. 1 and replacing it with the following:

          ", as heretofore and hereafter amended (as amended, the "Rights Agreement"), the terms of which are"

          2.4  Section 21 of the Rights Agreement is amended by deleting

"$100,000,000" at the end of the fifth sentence and replacing it with

"$10,000,000".

          2.5  Exhibit B to the Rights Agreement, as amended by Amendment

No. 1, is further amended by modifying the original fourth through eighth lines of the first paragraph of the text to read in their entirety as follows:

          "Agreement, dated as of June 8,1989, between Gleason Corporation, a Delaware corporation (the "COMPANY") and Chase Lincoln First Bank, N.A., as Rights Agent, as amended by amendments between the Company and such original or any successor Rights Agent ("RIGHTS AGENT") (as so amended, the "RIGHTS AGREEMENT"), to purchase from the Company at any time after the"

          2.6  Exhibit C to the Rights Agreement, as amended by Amendment

No. 1, is further amended by deleting the final sentence of the first paragraph added by Amendment No. 1 and inserting in its place the following:

          "The description and terms of the Rights are set forth in a Rights Agreement between the Company and Chase Lincoln First Bank, N.A., as Rights Agent, as amended by amendments between the Company and such original Rights Agent or any successor Rights Agent ("RIGHTS AGENT") (as so amended, the "RIGHTS AGREEMENT")."

   3.     RIGHTS AGREEMENT.  As amended hereby, the Rights Agreement shall remain in full force and effect.

   4.     GOVERNING LAW.  This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed and construed in accordance with the laws of such state applicable to contracts to be made and to be performed entirely within such state.

   5.     COUNTERPARTS.  This Amendment No. 2 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   6.     DESCRIPTIVE HEADINGS.  Descriptive headings of this Amendment No. 2 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and attested, all as of the date and year first above written.



ATTEST:                          GLEASON CORPORATION


By:/S/ RALPH E. HARPER           By: /S/ JAMES S. GLEASON
   Name:  Ralph E. Harper           Name:  James S. Gleason
   Title: Secretary                 Title: Chairman and President


ATTEST:                          AMERICAN STOCK TRANSFER & TRUST COMPANY


By: /S/ JOSEPH WOLF              By:/S/ HERBERT J. LEMMER
   Name: Joseph Wolf                Name:  Herbert J. Lemmer
   Title: Vice President            Title: Vice President